International Lease Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		109
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			February 5, 2007
Trade Date:	02/12/07		Issue Date:	02/15/07

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EPP5	5.10%	10/15/10	Quarterly	04/15/07	No	N/A
45974EPQ3	5.15%	09/15/11	Semi-Annual	03/15/07	No	N/A
45974EPR1	5.20%	06/15/12	Semi-Annual	06/15/07	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
45974EPP5	100%	0.700%	Yes	No	N/A
45974EPQ3	100%	0.930%	Yes	No	N/A
45974EPR1	100%	0.920%	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

As of September 12, 2005, ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".